Exhibit 10.3

ENCORE WIRE CORPORATION
2010 STOCK OPTION PLAN

STOCK AWARD AGREEMENT
(Unrestricted Common Stock)

THIS STOCK AWARD AGREEMENT, made and entered into as of the ___ day of _____________, 2017, by and between Encore Wire Corporation, a Delaware corporation (the “Company”), and ___________________________, a Non-Employee Director (“Recipient”).

WHEREAS, the Board of Directors or the Compensation Committee of the Company’s Board of Directors (the “Committee”), acting under the Company’s 2010 Stock Option Plan, as amended and restated effective February 20, 2017 (the “Plan”), has the authority to make Stock Awards, which are awards of restricted or unrestricted shares of Common Stock, $.01 par value per share (the “Common Stock”), to Non-Employee Directors providing services to the Company; and

WHEREAS, pursuant to the Plan, the Board of Directors has determined to make an award of unrestricted Common Stock to Recipient on the terms and conditions set forth in the Plan and this Agreement, and Recipient desires to accept such award;

NOW, THERFORE, in consideration of the premises and mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Stock Award. On the terms and conditions hereinafter set forth, the Company hereby awards to Recipient, and Recipient hereby accepts, a Stock Award (the “Award”) of 1,000 shares of Common Stock (the “Shares”). The cash consideration paid by Recipient to the Company for the Shares is $0. The Shares shall be issued in book-entry form.

2.Vesting; Transferability. Subject to the provisions of this Section 2, the Shares shall be fully vested and not subject to a substantial risk of forfeiture. Recipient shall be free to sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares, subject to applicable securities laws and the policies of the Company.

3.Rights as Stockholder. Subject to the provisions of this Agreement, upon the issuance of the Shares in book-entry form, Recipient shall become the record and beneficial owner thereof for all purposes and shall have all rights as a stockholder with respect to the Shares.

4.Withholding Taxes. If Recipient is a Non-Employee Director who is subject to back-up withholding, Recipient will pay to the Company or the appropriate Affiliate, or make arrangements satisfactory to the Company or such Affiliate regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares. The Company may allow Recipient to pay the amount of such taxes required by law to be withheld with respect to the Shares by (i) withholding shares of Common Stock from any issuance of Common Stock due as a result of the Award, or (ii) permitting Recipient to deliver to the Company previously acquired shares of Common Stock, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes. Any provision of this Agreement to the contrary notwithstanding, if Recipient does not satisfy his or her obligations under this Section, the Company shall, to the extent permitted by law, have the right to deduct from any payments made under the Plan, regardless of the form of such payment, or from any other remuneration payable to Recipient, whether or not pursuant to this Agreement or the Plan and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares.

5.Effect on Service. Nothing contained in this Agreement shall confer upon Recipient the right to continue in the service of the Company or any Affiliate, or affect any right which the Company or any Affiliate may have to terminate the service of Recipient. This Agreement does not constitute evidence of any agreement or understanding, express or implied, that the Company or any Affiliate will retain Recipient as a Non-Employee Director for any period of time or at any particular rate of remuneration.

6.Investment Representations.

(a)    The Shares are being received for Recipient’s own account with the intent of holding them and without the intent of participating, directly or indirectly, in a distribution of such Shares and not with a view to, or for resale in connection with, any distribution of such Shares or any portion thereof.

(b)    A legend may be placed on any certificate(s) or other document(s) delivered to Recipient or substitute therefore indicating any such restrictions as the Board of Directors or the Committee may deem advisable under this Agreement and the rules, regulations and other requirements of the Securities and Exchange Commission, NASDAQ, NYSE or any other stock exchange or association upon which the Common Stock is then listed or quoted, any applicable federal or state securities laws, and any applicable corporate law, and any transfer agent of the Company shall be instructed to require compliance therewith.

7.Binding Effect. This Agreement shall be binding upon and inure to the benefit of (i) the Company and its successors and assigns, and (ii) Recipient and his or her heirs, devisees, executors, administrators and personal representatives.

8.Governing Law; Agreement Subject to Plan. This Agreement shall be governed by the laws of the State of Delaware except for its laws with respect to conflict of laws. This Agreement is subject to all of the terms and conditions of the Plan.

9.Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan.
[Signature Page Follows]

Exhibit 10.3

IN WITNESS WHEREOF, the Company and Recipient have executed this Agreement as of the date first written above.

ENCORE WIRE CORPORATION

By:
Name:______________________
Title:_______________________

RECIPIENT

Recipient Signature

Recipient Printed Name

SIGNATURE PAGE TO
STOCK AWARD AGREEMENT